    As filed with the Securities and Exchange Commission on March 22, 2000

                                                    Registration No. 333-
                                                                         ------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

             ------------------------------------------------------
                         MCLAREN AUTOMOTIVE GROUP, INC.
             (Exact name of Registrant as specified in its charter)
             ------------------------------------------------------

         Delaware                                                84-1016459
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

32233 West Eight Mile Road, Livonia, Michigan                       48152
(Address of principal executive offices)                          (Zip Code)


                             1994 STOCK OPTION PLAN
                            (Full title of the plan)

                            Wiley R. McCoy, President
               32233 West Eight Mile Road, Livonia, Michigan 48152
                     (Name and address of agent for service)

                                 (248) 477-6240
          (Telephone number, including area code, of agent for service)
          -------------------------------------------------------------

                                    Copy to:

                             John J. Hern, Jr., Esq.
                                 CLARK HILL PLC
                         500 Woodward Avenue, Suite 3500
                          Detroit, Michigan 48226-3435
                                 (313) 965-8300

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

    Title of                                Proposed Maxi-      Proposed Maxi-      Amount of
Securities to be         Amount to be       mum Offering        mum Aggregate     Registration
   Registered           Registered (1)      Price per Share     Offering Price         Fee
---------------------------------------------------------------------------------------------------
Common Stock,              600,000          $ 2.875 (2)        $  1,725,000      $   455.40
$.0001 Par Value           Shares

---------------------------------------------------------------------------------------------------

(1) Also registered hereby are such additional and indeterminate number of shares of Common Stock as may become issuable because of changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the Registration Fee for the additional shares being registered and, pursuant to Rule 457(h)(1) under the Securities Act, upon the basis of the price of securities of the same class. The Registrant's Common Stock was valued at the average of the high and low prices on March 17, 2000, as reported on the NASDAQ Small-Cap Market.

Pursuant to General Instruction E to Form S-8 regarding the registration of additional securities, McLaren Automotive Group, Inc., formerly named ASHA Corporation (the "Company"), is hereby registering additional shares of common stock, par value $.0001 per share (the "Common Stock"), to be issued in connection with the Company's 1994 Stock Option Plan (the "Plan").

This Registration Statement incorporates by reference the contents of the prior Registration Statement on Form S-8 (Registration No. 333-53461), which the Company filed with the Securities and Exchange Commission on May 22, 1998, to register securities to be issued under the Plan. This Registration Statement relates to securities (a) of the same class as those to which the prior Registration Statement relates, and (b) to be issued pursuant to the Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         This Part is omitted pursuant to General Instruction E to Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Information contained in the prior Registration Statement on Form S-8 is omitted pursuant to General Instruction E to Form S-8.


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference in this Registration
Statement:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999 (SEC File No. 000-16176).


         (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1999 (SEC File No. 000-16176).


         (c) The description of the Common Stock as contained in the Company's Registration Statement on Form 8-A filed pursuant to
                  Section 12 of the Exchange Act (SEC File No. 0- 16176).

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 8.           EXHIBITS.

         The following documents are filed as exhibits to this Registration
Statement:

EXHIBIT
NUMBER    DESCRIPTION                      LOCATION
  5       Opinion of Clark Hill PLC        Filed herewith electronically.

 23.1     Consent of Clark Hill PLC        Contained in Exhibit 5.

 23.2     Consent of Arthur Andersen       Filed herewith electronically.
          LLP, Independent Public
          Accountants

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Livonia, State of Michigan on the 13th day of March, 2000.

                                            McLAREN AUTOMOTIVE GROUP, INC.

                                            By:  /s/ Wiley R. McCoy
                                                 Wiley R. McCoy, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                 TITLE                        DATE

/s/ Wiley R. McCoy            President and Director          March 13, 2000
Wiley R. McCoy


/s/ Jacqueline K. Kurtz       Executive Vice President,       March 13, 2000
Jacqueline K. Kurtz           Business Infrastructure/
                              Chief Financial Officer

/s/ Lawrence Cohen            Chairman of the Board and       March 10, 2000
Lawrence Cohen                Director


---------------------------   Director                                , 2000
Robert J. Sinclair                                            --------


/s/ Nick P. Bartolini         Director                        March 13, 2000
Nick P. Bartolini


---------------------------   Director                                , 2000
Erick A. Reickert                                             --------


/s/ David D. Jones            Director                        March 13, 2000
David D. Jones